UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2006

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition

After distribution of Puget Energy’s calendar year earnings release for 2005 and filing a Form 8-K on February 7, 2006, the Company discovered the earnings release and Form 8-K incorrectly reported Puget Energy’s equity interest in InfrastruX for year-end 2004 to be 3.8 million rather than the correct $33.8 million figure. The following corrected press release was issued.

Puget Energy Reports Year-End and Fourth-Quarter 2005 Results

•	2005 earnings of $1.51 per share including the discontinued operations of InfrastruX Group
•	2005 income from continuing operations of $1.42 per share
•	Fourth-quarter 2005 income from continuing operations of 52 cents per share
•	Reaffirm full-year 2006 guidance of $1.40 to $1.55 per share from continuing operations

BELLEVUE, Wash. (February 7, 2006) — Puget Energy (NYSE: PSD) today reported 2005 net income from continuing operations of $1.42 per diluted share and fourth quarter 2005 earnings from continuing operations of 52 cents per diluted share. Puget Energy's 2005 earnings including the discontinued operations of its utility construction services subsidiary, InfrastruX, totaled $1.51 per diluted share.
In 2005, earnings from continuing operations benefited from customer growth and revenue recovery of new electric generating resources at Puget Energy’s core electric and gas utility business, Puget Sound Energy (PSE). These results were offset by higher operations and maintenance and depreciation expense compared to 2004 levels as a result of PSE’s energy delivery infrastructure additions, service reliability initiatives and energy efficiency programs in 2005. Earnings from continuing operations in 2004 of $1.26 per diluted share were reduced by a regulatory disallowance of $24.5 million after-tax, or 25 cents per diluted share, recorded in the second quarter 2004.
“In 2005 we continued to invest in our energy delivery infrastructure and generation resources to support and maintain Puget Sound Energy’s legacy of reliable service,” said Stephen P. Reynolds, Chairman, President and CEO of Puget Energy. “During the year, we placed into service the 150-megawatt Hopkins Ridge wind powered electric generating facility, began building a second, larger wind facility near Ellensburg, Washington and expanded and reinforced our energy delivery infrastructure. I’m very proud of Puget Sound Energy’s dedicated employees who contributed to this extraordinary effort,” added Reynolds.
“We also reached a number of key regulatory milestones in 2005, notably an all-party settlement related to power costs and resolution of the general rate case filed in 2004. We will continue to work with regulators and other parties to recover necessary infrastructure investments and improve our creditworthiness in a general rate case we're filing this month,” said Reynolds.
Puget Energy’s 2005 earnings including the discontinued operations of its utility construction services subsidiary InfrastruX, totaled $155.7 million, or $1.51 per diluted share, compared to $55.0 million, or 55 cents per diluted share, in 2004. InfrastruX's 2004 financial results reflect a $76.6 million, or 77 cent per diluted share, after-tax non-cash impairment charge.
Table 1: Puget Energy reported earnings
	Year ending
Earnings per diluted share	2005	2004
Continuing operations (PSE)	$1.42	$1.26
Discontinued operations (InfrastruX)	0.09	(0.71)
Puget Energy	$1.51	$0.55

Puget Energy Calendar Year 2005 Summary:
Table 2 below summarizes the primary items that impacted calendar year 2005 financial results from continuing operations for Puget Energy:
Table 2
Calendar year 2005 vs. Calendar year 2004 EPS Reconciliation	Cents per diluted share
Puget Energy’s 2004 earnings from continuing operations	$1.26
Impact of a gas supply regulatory disallowance in 2004	0.25
Increase in electric margin	0.09
Increase in gas margin	0.14
Increase in operations and maintenance expense	(0.24)
Increase in depreciation and amortization expense	(0.08)
Increase in other income	0.04
Impact of dilution from higher common shares outstanding	(0.04)
Puget Energy's 2005 earnings from continuing operations	$1.42

Continuing Operations (PSE) Calendar Year 2005 Highlights:
In 2005 PSE’s net income increased by $20.6 million, or 16 cents per share, to $146.8 million, or $1.42 per diluted share, from $126.2 million, or $1.26 per diluted share, for 2004. All items outlined below are pre-tax unless otherwise noted and all share amounts are presented on a diluted basis.
•	As of December 31, 2005, PSE provided service to 1,018,100 electric customers and 693,500 natural gas customers, representing a 1.6 percent and 3.1 percent increase, respectively, over 2004 levels.

•	Overall, 2005 temperatures in the Pacific Northwest were similar compared to 2004 levels, but warmer than historic averages, reducing energy sales in both years.

•
After adjusting for an electric generation gas supply regulatory disallowance recorded in the second quarter 2004, PSE’s electric margin in 2005 (electric sales to retail and transportation customers less the cost of generating and purchasing electricity) increased by $13.6 million, or 9 cents per share, primarily due to a 3 percent increase in retail sales volumes from customer growth. The $13.6 million electric margin increase in 2005 also reflects a one-time benefit of $6.0 million, or 4 cents per share, related to the recovery of power costs incurred in prior periods.

•
PSE’s natural gas margin (natural gas sales to retail and transportation customers less the cost of purchasing and transporting natural gas) increased by $22 million, or 14 cents per share, as a result of a 2.4 percent increase in retail sales volumes and a 3.5 percent rate increase effective March 4, 2005. PSE’s 2005 gas margin was reduced by a true-up of previously reported natural gas costs resulting in a $3.3 million after-tax,or 3 cent per share, charge to net income.

•
PSE’s 2005 utility operations and maintenance expense increased by $42 million over 2004 levels, of which $4.3 million relates to low income customers and is fully recovered in rates. The $37.7 million, or 24 cent per share, net operations and maintenance expense increase reflects higher planned electric and gas retail distribution systems maintenance costs to support growth and reliability initiatives.

•	PSE’s depreciation and amortization expense increased by $13.1 million, or 8 cents per share, due to additional utility plant placed in service in 2004 and 2005.

•
In October 2005, Puget Energy sold 15 million shares of common stock in a secondary offering. Net proceeds totaling approximately $310 million were invested in PSE and used to reduce short-term debt incurred primarily to fund the utility’s construction program. The average number of fully diluted common shares outstanding at year-end 2005 increased to 103.1 million compared with 99.9 million at year-end 2004. Earnings dilution in calendar year 2005 as a result of higher shares outstanding reduced earnings by 4 cents per share in 2005.

Puget Energy Continuing Operations Fourth-Quarter 2005 Summary:
Table 3 below summarizes the primary items that impacted fourth quarter 2005 results from continuing operations:
Table 3
Fourth Quarter 2005 vs. Fourth Quarter 2004 EPS Reconciliation	Cents per diluted share
Puget Energy’s fourth quarter 2004 earnings from continuing operations	$0.59
Increase in gas margin	0.08
Increase in utility operations and maintenance expense	(0.10)
Increase in depreciation and amortization expense	(0.03)
Increase in other income	0.02
Impact of dilution from higher common shares outstanding	(0.04)
Puget Energy’s fourth quarter 2005 earnings from continuing operations	$0.52

Continuing Operations (PSE) Fourth-Quarter 2005 Highlights:
PSE’s 2005 fourth quarter earnings were $56.3 million, or 52 cents per diluted share, compared to $59.2 million, or 59 cents per diluted share, in the fourth quarter of 2004. Average temperatures in the fourth quarter 2005 were near normal compared to slightly warmer temperatures in 2004. Fourth quarter 2005 natural gas margin increased by $13 million, or 8 cents per share, while electric margin was flat compared to 2004 levels. Depreciation and amortization expense and utility operations and maintenance expense increased by $4.8 million, and $15.9 million, or 3 and 10 cents per share, respectively.

Puget Energy 2006 Outlook:
Puget Energy anticipates its 2006 financial results from continuing operations to be within the previously disclosed range of $1.40 to $1.55 per diluted share.

Discontinued Operations (InfrastruX) Calendar Year 2005 Highlights:
Discontinued operations for Puget Energy reflect the financial results of InfrastruX, Puget Energy’s utility construction services subsidiary as well as certain carrying value adjustments. InfrastruX earned $10.1 million compared to $5.9 million in 2004, net of minority interest and before impairment charges. The increase in earnings during calendar year 2005 reflect favorable industry conditions in the utility construction services sector as well as the strong operating performance in InfrastruX’s various business lines.
At year-end 2005, Puget Energy’s net equity interest in InfrastruX was $43.5 million compared to $33.8 million in 2004. InfrastruX's net debt and capitalized leases at year-end 2005 totaled $141.5 million compared to $166.4 million in 2004.
A sales process is currently under way to divest the InfrastruX business.

Conference Call:
Puget Energy will provide additional information regarding its calendar year and fourth-quarter 2005 results during a conference call for analysts scheduled at 10:00 a.m. ET (7:00 a.m. PT) on Wednesday, February 8, 2006. The call will be broadcast live through a Web cast at www.pugetenergy.com. The Web cast will be archived and available for replay following the call. A tape-recorded replay of the call will be available two hours after completion of the conference call on February 8, 2006 through midnight (ET) on Wednesday, February 22, 2006 by dialing 1-888-286-8010 and entering the conference identification number at 36933122.

Form 10K and Annual Report for 2005
Puget Energy will file its Form 10-K Annual Report for 2005 with the Securities and Exchange Commission (SEC) on or before March 16, 2006, a copy of which will be available through the SEC’s website at www.sec.gov or the Company’s website at www.pugetenergy.com. Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-K filing.
Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington State. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions. InfrastruX is presented as discontinued operations.

CAUTIONARY STATEMENT: Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Energy’s plans with respect to InfrastruX and any proceeds from its possible sale or monetization, Puget Sound Energy’s plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2006. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 12/31[1]		Twelve months ended 12/31
	2005	2004	2005	2004

Operating revenues
Electric	$ 472,323	$ 404,778	$ 1,612,869	$ 1,423,034
Gas	357,778	284,703	952,515	769,306
Other	960	2,531	7,826	6,537
Total operating revenues	831,061	692,012	2,573,210	2,198,877
Operating expenses
Purchased electricity	272,439	205,764	860,422	723,567
Electric generation fuel	18,919	20,640	73,318	80,772
Residential exchange	(53,814)	(50,674)	(180,491)	(174,473)
Purchased gas	233,083	180,618	592,120	451,302
Unrealized net (gain) loss on derivative instruments	77	516	472	(526)
Utility operations & maintenance	92,957	77,083	333,256	291,232
Other operations & maintenance	613	811	2,657	2,326
Depreciation & amortization	63,351	58,530	241,634	228,566
Conservation amortization	7,562	4,942	24,308	22,688
Taxes other than income taxes	68,737	59,503	233,742	208,989
Income taxes	33,957	36,135	88,609	76,756
Total operating expenses	737,881	593,868	2,270,047	1,911,199
Operating income	93,180	98,144	303,163	287,678
Other income (deductions):
Other income	4,125	2,368	8,309	4,362
Interest Charges:
AFUDC	3,310	1,613	9,493	5,420
Interest expense	(44,284)	(43,163)	(174,591)	(171,959)
Mandatorily redeemable securities interest expense	(23)	(23)	(91)	(91)
Net income from continuing operations	56,308	58,939	146,283	125,410
Income (loss) from discontinued operations, net of tax	8,607	(74,626)	9,514	(70,388)
Net income (loss) before cumulative effect of
accounting change	64,915	(15,687)	155,797	55,022
Asset retirement obligation cumulative effect	71	---	71	---
Net Income (loss)	$ 64,844	$ (15,687)	$ 155,726	$ 55,022
Common shares outstanding	108,067	99,765	102,570	99,470
Diluted shares outstanding	108,598	99,765	103,101	99,911
Basic earnings per common share from
continuing operations	$ 0.52	$ 0.59	$ 1.43	$ 1.26
Basic earnings from discontinued operations	0.08	(0.75)	0.09	(0.71)
Asset retirement obligation cumulative effect	---	---	---	---
Basic earnings per common share	$ 0.60	$ (0.16)	$ 1.52	$ 0.55

Diluted earnings per common share from
continuing operations	$ 0.52	$ 0.59	$ 1.42	$ 1.26
Diluted earnings from discontinued operations	0.08	(0.75)	0.09	(0.71)
Asset retirement obligation cumulative effect	---	---	---	---
Diluted earnings per common share[2]	$ 0.60	$ (0.16)	$ 1.51	$ 0.55

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 12/31		Twelve months ended 12/31
	2005	2004	2005	2004
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$ 193,667	$ 169,811	$ 690,184	$ 628,869
Commercial	167,935	152,095	629,008	580,973
Industrial	25,020	23,461	93,922	88,779
Other retail sales, including change in unbilled	30,897	23,509	23,313	12,310
Subtotal, retail sales	417,519	368,876	1,436,427	1,310,931
Transportation, including change in unbilled	2,285	3,365	9,027	10,707
Sales to other utilities & marketers	31,209	17,719	105,027	56,512
Other[1]	21,310	14,818	62,388	44,884
Total electricity sales	472,323	404,778	1,612,869	1,423,034
Gas
Residential	231,702	183,588	592,361	478,969
Commercial	102,454	81,679	281,332	225,834
Industrial	16,070	13,364	48,318	38,800
Subtotal, retail sales	350,226	278,631	922,011	743,603
Transportation	3,334	3,289	13,277	12,968
Other	4,218	2,783	17,227	12,735
Total gas sales	357,778	284,703	952,515	769,306
Total energy sales revenues	$ 830,101	$ 689,481	$ 2,565,384	$ 2,192,340
Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	2,806,076	2,660,232	10,321,984	10,028,150
Commercial	2,215,240	2,133,829	8,647,478	8,448,569
Industrial	343,024	344,201	1,357,973	1,353,657
Other, including change in unbilled	374,406	323,624	145,403	53,816
Subtotal, retail sales	5,738,746	5,461,886	20,472,838	19,884,192
Transportation, including change in unbilled	513,938	515,346	2,030,457	1,988,966
Sales to other utilities & marketers	388,480	386,824	1,887,007	1,317,394
Total mWh	6,641,164	6,364,056	24,390,302	23,190,552
Gas (in 000's of therms)
Residential	187,233	173,908	510,026	489,036
Commercial	92,743	87,557	275,755	270,305
Industrial	15,083	15,076	49,979	49,217
Transportation	52,634	52,807	198,504	201,642
Total gas volumes	347,693	329,348	1,034,264	1,010,200
Margins[2] ($ in thousands; unaudited)
Electric	$ 187,888	$ 188,105	$ 691,494	$ 640,102
Gas	92,353	79,343	264,370	242,378
Weather (Unaudited)
Actual heating degree days	1,678	1,642	4,489	4,421
Normal heating degree days[3]	1,729	1,729	4,797	4,797
Customers served at December 31[4] (Unaudited)
Electricity
Residential	901,384	885,220
Commercial	110,534	110,231
Industrial	3,682	3,942
Other	2,482	2,293
Transportation	18	17
Total electricity customers	1,018,100	1,001,703
Gas
Residential	639,771	619,514
Commercial	50,999	50,179
Industrial	2,640	2,708
Transportation	124	129
Total gas customers	693,534	672,530

[1] Includes sales of non-core gas supplies.
[2]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.
[3]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the February 28th heating degree day amount.
[4] Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Bertrand A. Valdman
Dated: February 7, 2006	Bertrand A. Valdman Senior Vice President Finance and Chief Financial Officer